                                                                               .
                                                                               .
                                                                               .

                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Name                       Jurisdiction of Incorporation
----                       -----------------------------
Airvana Securities Corp.   Massachusetts
Airvana Holding LLC        Delaware
3Way Networks Limited      United Kingdom